SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: June 12, 2001
                        (Date of earliest event reported)


                               MARKEL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          Virginia                       001-15811                54-1959284
(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


                             4521 Highwoods Parkway
                         Glen Allen, Virginia 23060-6148
                                 (804) 747-0136
        (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)


             (Former name or address, if changed since last report.)

ITEM 5.  OTHER EVENTS
         ------------

     On June 12, 2001, the Corporation announced that the underwriter for the Corporation's recently completed offering of Liquid Yield Option Notes (LYONs) exercised and closed on the underwriter's over allotment option to acquire an additional $53,000,000.00 aggregate principal amount at maturity of LYONs.

     The Corporation's net proceeds from the exercise, before expenses, were approximately $14.7 million.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARKEL CORPORATION


Date: June 12, 2001                    By: /s/ Gregory B. Nevers
                                           -------------------------------------
                                       Name:  Gregory B. Nevers
                                       Title: Senior Vice President and
                                              General Counsel